                                                                      Exhibit 23
Great Lakes Chemical Corporation and Subsidiaries

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS
We consent to the incorporation by reference in this Annual Report (Form 10-K) of Great Lakes Chemical Corporation of our report dated January 29, 1997, included in the 1996 Annual Report to Stockholders of Great Lakes Chemical Corporation.

Our audits also included the financial statement schedule of Great Lakes Chemical Corporation listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in Registration Statement Number 33-02069 on Form S-3, dated December 11, 1985, in Post-Effective Amendment Number 1 to the Registration Statement Number 33-02074 on Form S-8, dated February 3, 1995, in Registration Statement Number 33-02075 on Form S-8, dated December 11, 1985, in Registration Statement Number 33-42477 on Form S-3, dated August 28, 1991, in Registration Statement Number 33-57589 on Form S-8, dated February 3, 1995, and in Registration Statement Number 33-300543 on Form S-8, dated January 30, 1996, of our report dated January 29, 1997, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Great Lakes Chemical Corporation for the year ended December 31, 1996.

                               ERNST & YOUNG LLP
Indianapolis, Indiana
March 18, 1997